                                                                    EXHIBIT 10.2

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                       GUARANTEE AND COLLATERAL AGREEMENT



                                     made by



                            BEVERLY ENTERPRISES, INC.



                         and certain of its Subsidiaries



                                   in favor of



                          LEHMAN COMMERCIAL PAPER INC.,



                             as Administrative Agent



                          Dated as of October 22, 2003

================================================================================

                                TABLE OF CONTENTS

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
Section 1. DEFINED TERMS.....................................................................................     1
         1.1  Definitions....................................................................................     1
         1.2  Other Definitional Provisions..................................................................     7

Section 2. GUARANTEE.........................................................................................     7
         2.1  Guarantee......................................................................................     7
         2.2  Right of Contribution..........................................................................     8
         2.3  Subrogation....................................................................................     8
         2.4  Amendments, etc. with respect to the Borrower Obligations......................................     8
         2.5  Guarantee Absolute and Unconditional...........................................................     9
         2.6  Reinstatement..................................................................................    10
         2.7  Payments.......................................................................................    10
         2.8  Covenants in Credit Agreement..................................................................    10

Section 3. GRANT OF SECURITY INTEREST........................................................................    10

Section 4. REPRESENTATIONS AND WARRANTIES....................................................................    11
         4.1  Representations in Credit Agreement............................................................    11
         4.2  Title; No Other Liens..........................................................................    12
         4.3  Perfected First Priority Liens.................................................................    12
         4.4  Jurisdiction of Organization; Chief Executive Office...........................................    12
         4.5  Inventory and Equipment........................................................................    12
         4.6  Farm Products..................................................................................    12
         4.7  Investment Property............................................................................    12
         4.8  Receivables....................................................................................    13
         4.9  Intellectual Property..........................................................................    13
         4.10 Vehicles.......................................................................................    13

Section 5. COVENANTS.........................................................................................    14
         5.1  Delivery of Instruments and Chattel Paper......................................................    14
         5.2  Maintenance of Insurance.......................................................................    14
         5.3  Payment of Obligations.........................................................................    14
         5.4  Maintenance of Perfected Security Interest; Further Documentation..............................    15
         5.5  Changes in Name, etc...........................................................................    15
         5.6  Investment Property............................................................................    15
         5.7  Receivables....................................................................................    17
         5.8  Intellectual Property..........................................................................    17
         5.9  Commercial Tort Claims.........................................................................    18

Section 6. REMEDIAL PROVISIONS...............................................................................    18
         6.1  Certain Matters Relating to Receivables........................................................    18
         6.2  Communications with Obligors; Grantors Remain Liable...........................................    19
         6.3  Pledged Stock..................................................................................    19
         6.4  Proceeds to be Turned Over To Administrative Agent.............................................    20

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
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
         6.5  Application of Proceeds........................................................................    21
         6.6  Code and Other Remedies........................................................................    22
         6.7  Registration Rights............................................................................    23
         6.8  Deficiency.....................................................................................    24

Section 7. THE ADMINISTRATIVE AGENT..........................................................................    24
         7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc....................................    24
         7.2  Duty of Administrative Agent...................................................................    26
         7.3  Execution of Financing Statements..............................................................    26
         7.4  Authority of Administrative Agent..............................................................    26

Section 8. MISCELLANEOUS.....................................................................................    27
         8.1  Amendments in Writing..........................................................................    27
         8.2  Notices........................................................................................    27
         8.3  No Waiver by Course of Conduct; Cumulative Remedies............................................    27
         8.4  Enforcement Expenses; Indemnification..........................................................    27
         8.5  Successors and Assigns.........................................................................    28
         8.6  Set-Off........................................................................................    28
         8.7  Counterparts...................................................................................    28
         8.8  Severability...................................................................................    28
         8.9  Section Headings...............................................................................    28
         8.10 Integration....................................................................................    29
         8.11 GOVERNING LAW..................................................................................    29
         8.12 Submission To Jurisdiction; Waivers............................................................    29
         8.13 Acknowledgements...............................................................................    29
         8.14 Additional Guarantors and Grantors.............................................................    30
         8.15 Releases.......................................................................................    30
         8.16 WAIVER OF JURY TRIAL...........................................................................    31

Schedules

Schedule 1   Notice Addresses of Guarantors
Schedule 2   Description of Pledged Securities
Schedule 3   Filings and Other Actions Required to Perfect Security Interest
Schedule 4   Jurisdiction of Organization, Identification Number and Location of
                 Chief Executive Office
Schedule 5   Locations of Inventory and Equipment
Schedule 6   Intellectual Property
Schedule 7   Excluded Notes

Annexes

Annex I      Assumption Agreement
Annex II     Grant of Security Interest in Trademark Rights

         GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 22, 2003, made by BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Borrower"), and each of the other signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Guarantors"), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of October 22, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), Lehman Brothers Inc., as advisor, lead arranger and book manager (in such capacity, the "Arranger"),the Administrative Agent and the other Agents parties thereto.

                                   WITNESSETH:

         WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Guarantor;

         WHEREAS, certain of the Qualified Counterparties may enter into Specified Hedge Agreements with the Borrower;

         WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and the Borrower and each Guarantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Hedge Agreements; and

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Borrower and the Guarantors shall have executed and delivered this Agreement to the Administrative Agent;

         NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each of the Borrower and each Guarantor hereby agrees with the Administrative Agent, for the benefit of the Guaranteed Parties, as follows:

                            Section 1. DEFINED TERMS

         1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

         (b) The following terms shall have the following meanings:

         "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Credit Agreement Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, or the other Loan Documents, or any Letter of Credit, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

         "Borrower Hedge Agreement Obligations": the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the relevant Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement).

         "Borrower Obligations": the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations, but only to the extent that, and only so long as, the Borrower Credit Agreement Obligations are secured and guaranteed pursuant hereto, and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Guaranteed Parties that are required to be paid by the Borrower pursuant to the terms of this Agreement).

         "Collateral": as defined in Section 3.

         "Collateral Account": the collective reference to any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

         "Copyrights": (i) all copyrights arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

         "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

         "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

         "Excluded Assets": the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License ("Intangible Assets"), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in such Grantor's right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC, (ii) Retained Rights, (iii) Capital Stock excluded from the definition of "Pledged Stock" set forth in this Section 1.1, (iv) at any time prior to the effectiveness of an Optional Increase Amendment, any Receivable sold, pledged or to be sold or pledged to Beverly Funding in connection with the Beverly Funding Facility, (v) all Phase I Assets, (vi) promissory notes referred to in clause
(i) of the definition of "Pledged Notes" set forth in this Section 1.1 and (vii) the Citation 2 corporate jet (N552BE).

         "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

         "Governmental Receivable": any Receivable that, consistent with the Borrower's past accounting practice, is initially classified as a Medicare receivable, Medicaid receivable or other governmental Receivable.

         "Grantors": the collective reference to the Borrower and each Guarantor that is not an Excluded Subsidiary of the Borrower.

         "Guaranteed Parties": the collective reference to the Administrative Agent, the Syndication Agent, the Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

         "Guarantor Obligations": with respect to any Guarantor, the collective reference to all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Guaranteed Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

         "Guarantors": as defined in the preamble hereto.

         "Hedge Agreements": as to any Person, all interest rate swaps, currency exchange agreements, commodity swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies. For avoidance of doubt, Hedge Agreements shall include any interest rate swap or similar agreement that provides for the payment by the Borrower of amounts based upon a floating rate in exchange for receipt by the Borrower of amounts based upon a fixed rate.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, arising under United States laws, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Intercompany Note": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

         "Investment Property": the collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Capital Stock excluded from the definition of "Pledged Stock" in this Section 1.1) and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

         "Issuers": the collective reference to each issuer of any Investment Property.

         "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

         "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

         "Patents": (i) all letters patent of the United States, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

         "Patent License": any written agreement providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

         "Pledged Notes": all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business), provided that (i) in no event shall any promissory notes received by any Grantor in connection with a Disposition permitted by Section 7.5(f) of the Credit Agreement, or any promissory notes in existence on the Closing Date and listed on Schedule 7, be required to be pledged hereunder and (ii) no Grantor shall be required to deliver any promissory note received after the Closing Date and having a principal amount of less than $5,000,000 to the Administrative Agent so long as the aggregate principal amount of all such notes held by all the Grantors at anytime does not exceed $35,000,000.

         "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

         "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder; provided, further, that in no event shall the Capital Stock of Beverly Funding or Beverly Indemnity, Ltd. be required to be pledged hereunder.

         "Proceeds": all "proceeds" as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

         "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

         "Receivable": any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

         "Retained Rights": with respect to any Governmental Receivable (except to the extent the Obligor thereon may be required, pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable Medicare and Medicaid laws, rules and regulations, to make payments directly to a Person other than any applicable Grantor as the provider of the services giving rise thereto), the rights of such applicable Grantor to collect and receive direct payment from the Governmental Authority obligated in respect of such Governmental Receivable and, as applicable, to enforce the claim giving rise thereto against any federal Governmental Authority; provided, however, that even in the absence of such a court-ordered assignment, the Retained Rights shall not include the right of any applicable Grantor to retain the collections on any Governmental Receivable once payment thereon has been made to such Grantor as the provider of the services giving rise thereto or to a lockbox or lockbox or similar account under Grantor's dominion and control.

         "Secured Obligations": all Obligations to the Secured Parties.

         "Secured Parties": the collective reference to the Administrative Agent, the Syndication Agent, the Revolving Credit Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

         "Securities Act": the Securities Act of 1933, as amended.

         "Specified Hedge Agreement": any Hedge Agreement entered into by (i) the Borrower and (ii) any Qualified Counterparty.

         "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

         "Trademark License": any written agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

         "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state.

         1.2 Other Definitional Provisions. (a) The words "hereof", "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                              Section 2. GUARANTEE

         2.1 Guarantee. (a) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations.

         (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

         (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Guarantor contained in this
Section 2 or affecting the rights and remedies of the Administrative Agent or any Guaranteed Party hereunder.

         (d) Subject to Section 8.15 hereof, the guarantee contained in this
Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash, no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

         (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Guaranteed Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Commitments are terminated.

         2.2 Right of Contribution. (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.

         (b) Each Guarantor's right of contribution under this Section 2.2 shall be subject to the terms and conditions of Section 2.3. The provisions of this
Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Guaranteed Parties, and each Guarantor shall remain liable to the Administrative Agent and the Guaranteed Parties for the full amount guaranteed by such Guarantor hereunder.

         2.3 Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Guaranteed Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Guaranteed Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Guaranteed Parties by the Borrower on account of the Borrower Obligations are fully and finally paid in cash, no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been fully and finally paid in cash, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

         2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Guaranteed Party may be rescinded by the Administrative Agent or such Guaranteed Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the

Administrative Agent or any Guaranteed Party (with the consent of such of the Borrower and the Guarantor as shall be required thereunder), and the Specified Hedge Agreements, the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Guaranteed Party for the payment of the Borrower Obligations may (with the consent of such of the Borrower and the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Guaranteed Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

         2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Guaranteed Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations (other than any notice to the Borrower required under the Credit Agreement). Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Guaranteed Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Guaranteed Party, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee of such Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Guaranteed Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

         2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.7 Payments. Each Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim (a) in the case of obligations in respect of Borrower Obligations arising under the Credit Agreement or any other Loan Document in Dollars at the Payment Office specified in the Credit Agreement and (b) in the case of obligations in respect of any Borrower Hedge Agreement Obligations, in the currency and at the place specified in the applicable Specified Hedge Agreement.

         2.8 Covenants in Credit Agreement. From and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Commitments shall have been terminated, each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                     Section 3. GRANT OF SECURITY INTEREST

         Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Secured Obligations:

         (a)      all Accounts;

         (b)      all Chattel Paper;

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                                                                              11

         (c)      all Deposit Accounts;

         (d)      all Documents;

         (e)      all Equipment;

         (f)      all General Intangibles;

         (g)      all Instruments;

         (h)      all Intellectual Property;

         (i)      all Inventory;

         (j)      all Investment Property;

         (k)      all Letter-of-Credit Rights;

         (l) all Commercial Tort Claims to the extent they have been notified to the Administrative Agent pursuant to Section 5.9;

         (m)      all Goods and other property not otherwise described above;

         (n)      all books and records pertaining to the Collateral; and

         (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that the Collateral shall not include any Excluded Assets.

                   Section 4. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor and, with respect to Section
4.1 only, each Guarantor hereby represents and warrants to the Administrative Agent, each Revolving Credit Lender and, with respect to Section 4.1 only, each Term Loan Lender that:

         4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

         4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement, (b) as are permitted by the Credit Agreement or (c) with respect to Liens no longer in effect.

         4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, to the extent a security interest in the Collateral may be perfected by (i) the filing of a financing statement under the Uniform Commercial Code in effect in each Grantor's jurisdiction of organization, (ii) in the case of Intellectual Property, filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or (iii) in the case of Pledged Securities, delivery of each certificate or note, as applicable, evidencing such Pledged Securities, together with an undated stock power for each such certificate and an undated endorsement for each such note, in each case executed in blank by a duly authorized officer of the applicable Grantor, to the Administrative Agent, as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement.

         4.4 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

         4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

         4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

         4.7 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

         (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

         (c) Each of the Intercompany Notes that are Pledged Notes and, to the knowledge of such Grantor, each of the other Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens except the security interest created by this Agreement.

         4.8 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.1.

         (b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

         4.9 Intellectual Property. (a) Schedule 6 lists all material Intellectual Property owned by such Grantor in its own name on the date hereof.

         (b) On the date hereof, all material Intellectual Property of such Grantor described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person, except to the extent that it could not reasonably be expected to have a material adverse effect on the value of the Intellectual Property of the Grantors, taken as a whole.

         (c) Except as set forth in Schedule 6, on the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

         (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

         (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of the Intellectual Property of the Grantors, taken as a whole.

         4.10 Vehicles. The aggregate book value of all Vehicles owned by all Grantors is less than $5,000,000.

                              Section 5. COVENANTS

         Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Revolving Credit Commitments shall have terminated:

         5.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that the Grantors shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by any Grantor at any time having a face amount of less than $5,000,000 so long as the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $35,000,000.

         5.2 Maintenance of Insurance. (a) Such Grantor will maintain, or cause to be maintained, with financially sound and reputable companies, insurance policies insuring the Inventory and Equipment in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (provided, that the Grantors may self-insure to the extent they deem prudent).

         (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured or loss payee, and be reasonably satisfactory in all other respects to the Administrative Agent.

         (c) Upon request of the Administrative Agent not more than once in any fiscal year of the Borrower (or at any time if an Event of Default has occurred and is continuing), the Borrower shall deliver to the Administrative Agent and the Lenders that are Secured Parties a report of a reputable insurance broker with respect to such insurance.

         5.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

         5.4 Maintenance of Perfected Security Interest; Further Documentation.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

         (b) Such Grantor will furnish to the Administrative Agent and the Lenders that are Secured Parties from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

         (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and
(ii) in the case of Investment Property, Deposit Accounts and Letter-of-Credit Rights, taking any actions at any time after the occurrence and during the continuance of an Event of Default necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial
Code) with respect thereto.

         5.5 Changes in Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

         (a) change its jurisdiction of organization from that referred to in Section 4.3; or

         (b)      change its name.

         5.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Administrative Agent or deliver to the Administrative Agent as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution or distribution, if treated as a Disposition of the relevant Issuer, would be permitted by the Credit Agreement and (ii) the proceeds thereof are applied toward prepayment of Loans and reduction of Commitments to the extent required by the Credit Agreement.

         (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Administrative Agent, concurrently with the issuance thereof, to be held by the Administrative Agent as Collateral,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

         (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it.

         (d) Each Guarantor that is an Issuer that is a partnership or a limited liability company (i) confirms that none of the terms of any equity interest issued by it provides that such equity interest is a "security" within the meaning of Sections 8-102 and 8-103 of the New York UCC (a "Security"), (ii) agrees that it will take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will not issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, such Issuer will (and the Grantor that holds such equity interest hereby instructs such Issuer to) comply with instructions originated by the Administrative Agent without further consent by such Grantor.

         5.7 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

         5.8 Intellectual Property. (a) Such Grantor will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

         (b) Such Grantor (i) will employ each material Copyright and (ii) will not do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not do any act whereby any material portion of the Copyrights may fall into the public domain.

         (c) Such Grantor will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

         (d) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

         (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

         (f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

         (g) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

         (h) Notwithstanding any other provision of this Agreement or any other Loan Document, such Grantor may, in its sole discretion, forfeit, abandon, dedicate to the public, cease maintenance of, or otherwise discontinue the exercise of ownership and control of any Intellectual Property that it, in its sole discretion, determines is no longer useful or necessary to its business.

         5.9 Commercial Tort Claims. If any Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value which such Grantor reasonably believes to be of $5,000,000 more, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

                         Section 6. REMEDIAL PROVISIONS

         6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables that constitute Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

         (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject (except in respect of any Receivable subject to Retained Rights) to the Administrative Agent's direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables (except in respect of any Receivable subject to Retained Rights), when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5(a), and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

         (c) At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

         (d) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Administrative Agent to establish a system of lockbox accounts, under the sole dominion and control of the Administrative Agent, into which all Receivables (except in respect of any Receivable subject to Retained Rights) shall be paid and from which all collected funds will be transferred to a Collateral Account.

         6.2 Communications with Obligors; Grantors Remain Liable. (a) At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

         (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables (except where such Receivables are subject to Retained Rights) that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

         (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b),

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                                                                              20

each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted by the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

         (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in the order set forth in Section 6.5(a), and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

         (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

         6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in
Section 6.1 with respect to Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor (other than in respect of Governmental Receivables) consisting of cash, checks and Instruments shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All such Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a

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                                                                              21

Collateral Account maintained under its sole dominion and control. All such Proceeds while held by the Administrative Agent in such a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5(a).

         6.5 Application of Proceeds. (a) At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then due and owing and remaining unpaid to the Secured Parties;

                  Third, to the Administrative Agent, for application by it towards prepayment of the Secured Obligations, pro rata among the Secured Parties according to the amounts of the Secured Obligations then held by the Secured Parties; and

                  Fourth, any balance of such Proceeds remaining after the Secured Obligations shall have been paid in full, no Letters of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Revolving Credit Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         (b) At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent shall apply all or any part of proceeds of the guarantee set forth in Section 2 in payment of the Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Guaranteed Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Guaranteed Parties;

                  Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Guaranteed Parties according to the amounts of the Obligations then held by the Guaranteed Parties; and

                  Fourth, any balance of such proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender) and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

         6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Grantor's Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Grantor or in any way relating to the Collateral of such Grantor or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations of such Grantor, in the order specified in Section 6.5(a), and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

         6.7 Registration Rights. (a) If, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

         (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

         6.8 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

                      Section 7. THE ADMINISTRATIVE AGENT

         7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable (except where such Receivable is subject to Retained Rights) or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable (except where such Receivable is subject to Retained Rights) or with respect to any other Collateral whenever payable;

                  (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Secured Parties' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                  (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iv) execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

                  (v) (1) direct any party liable for any payment under any of the Collateral (except in respect of any Receivable subject to Retained Rights) to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral (except in respect of

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                                                                              25

         any Receivable subject to Retained Rights); (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral (except in respect of any Receivable subject to Retained Rights); (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral (except in respect of any Receivable subject to Retained Rights) or any portion thereof and to enforce any other right in respect of any Collateral (except in respect of any Receivable subject to Retained Rights); (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral (except in respect of any Receivable subject to Retained Rights) as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral (except in respect of any Receivable subject to Retained Rights) and the Administrative Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do; and

                  (vi) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Grantor hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

         (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

         (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Credit Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

         (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

         7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent's and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property, subject to such exceptions thereto as are agreed by the Debtor and the Secured Party" or "all assets, subject to such exceptions thereto as are agreed by the Debtor and the Secured Party" in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

         7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Parties (including the Secured Parties), be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Parties (including the Secured Parties) with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Notwithstanding any other provision herein or in any Loan Document, the only duty or responsibility of the Administrative Agent to any Qualified Counterparty under this Agreement

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                                                                              27

is the duty to remit to such Qualified Counterparty any amounts to which it is entitled pursuant to Section 6.5.

                            Section 8. MISCELLANEOUS

         8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement. No consent of any Qualified Counterparty shall be required for any waiver, amendment, supplement or other modification to this Agreement.

         8.2 Notices. All notices, requests and demands to or upon the Administrative Agent, the Borrower or any Guarantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

         8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Guaranteed Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Guaranteed Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, or reimburse each Guaranteed Party and the Administrative Agent for, all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in house counsel) to each Guaranteed Party and of counsel to the Administrative Agent.

         (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

         (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

         (d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

         8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and each Guarantor and shall inure to the benefit of the Administrative Agent and the Guaranteed Parties and their successors and assigns; provided that neither the Borrower nor any Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

         8.6 Set-Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

         8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Guaranteed Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Guaranteed Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         8.12 Submission To Jurisdiction; Waivers. Each of the Borrower and each Guarantor hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or such Guarantor, as applicable, at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         8.13 Acknowledgements. Each of the Borrower and each Guarantor hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

         (b) neither the Administrative Agent nor any Guaranteed Party has any fiduciary relationship with or duty to the Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and

Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Parties or among the Borrower, the Guarantors and the Guaranteed Parties.

         8.14 Additional Guarantors and Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to
Section 6.9 of the Credit Agreement shall become a Guarantor and Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

         8.15 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Borrower Hedge Agreement Obligations) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Borrower and each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At such time as the Revolving Credit Loans, the Reimbursement Obligations and the other Secured Obligations (other than Borrower Hedge Agreement Obligations) shall have been paid in full, the Revolving Credit Commitments have been terminated and no Letters of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than the guarantees contained in Section 2 and those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination or release, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

         (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         (c) Upon request of the Borrower in connection with any redemption or repayment in full of all outstanding Senior Notes, the Administrative Agent shall take such actions as shall be required to release, on or after the consummation of such redemption or repayment, from its obligations hereunder any Subsidiary Guarantor that (i) immediately prior to such redemption or repayment, was a guarantor of the Senior Notes, (ii) immediately after giving effect to such redemption or repayment, does not have any Guarantee Obligations in respect of any Indebtedness that redeemed, refinanced, refunded, renewed, extended or otherwise replaced such Senior Notes and (iii) is an Excluded Subsidiary.

         (d) No consent of any Qualified Counterparty shall be required for any release of Collateral or Guarantors pursuant to this Section.

         8.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH AGENT AND EACH GUARANTEED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                BEVERLY ENTERPRISES, INC.


                                By: /s/ RICHARD D. SKELLY
                                    -----------------------------------------
                                     Title: Senior Vice President & Treasurer

                            GRANTORS (OTHER THAN THE BORROWER)

                            AEGIS THERAPIES, INC.
                            AEGIS THERAPIES - FLORIDA, INC.
                            AEGIS THERAPIES - WISCONSIN, INC.
                            BEVERLY ENTERPRISES - ALABAMA, INC.
                            BEVERLY ENTERPRISES - ARIZONA, INC.
                            BEVERLY ENTERPRISES - ARKANSAS, INC.
                            BEVERLY ENTERPRISES - FLORIDA, INC.
                            BEVERLY ENTERPRISES - GARDEN TERRACE, INC.
                            BEVERLY ENTERPRISES - GEORGIA, INC.
                            BEVERLY ENTERPRISES - ILLINOIS, INC.
                            BEVERLY ENTERPRISES - INDIANA, INC.
                            BEVERLY ENTERPRISES - KENTUCKY, INC.
                            BEVERLY ENTERPRISES - MARYLAND, INC.
                            BEVERLY ENTERPRISES - MASSACHUSETTS, INC.
                            BEVERLY ENTERPRISES - MISSISSIPPI, INC.
                            BEVERLY ENTERPRISES - MISSOURI, INC.
                            BEVERLY ENTERPRISES - NEBRASKA, INC.
                            BEVERLY ENTERPRISES - NEW JERSEY, INC.
                            BEVERLY ENTERPRISES - NORTH CAROLINA, INC.
                            BEVERLY ENTERPRISES - OHIO, INC.
                            BEVERLY ENTERPRISES - PENNSYLVANIA, INC.
                            BEVERLY ENTERPRISES - SOUTH CAROLINA, INC.
                            BEVERLY ENTERPRISES - TENNESSEE, INC.
                            BEVERLY ENTERPRISES - VIRGINIA, INC.
                            BEVERLY ENTERPRISES - WASHINGTON, INC.
                            BEVERLY ENTERPRISES - WEST VIRGINIA, INC.
                            BEVERLY ENTERPRISES - WISCONSIN, INC.
                            BEVERLY HEALTH AND REHABILITATION SERVICES, INC. COMMERCIAL MANAGEMENT, INC.
                            COMMUNITY CARE, INC.
                            COMPASSION & PERSONAL CARE SERVICES, INC.
                            HOMECARE PREFERRED CHOICE, INC.
                            HOSPICE PREFERRED CHOICE, INC.
                            MATRIX OCCUPATIONAL HEALTH, INC.
                            MEDICAL ARTS HEALTH FACILITY OF LAWRENCEVILLE, INC. MODERNCARE OF LUMBERTON, INC.
                            NEBRASKA CITY S-C-H, INC.
                            NURSING HOME OPERATORS, INC.
                            SOUTH DAKOTA - BEVERLY ENTERPRISES, INC.
                            TMD DISPOSITION COMPANY
                            VANTAGE HEALTHCARE CORPORATION

                            By: /s/ DWIGHT KOURI
                                ----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                            GUARANTORS (OTHER THAN THE GRANTORS)

                            4F FUNDING, INC.
                            AGI - CAMELOT, INC.
                            BEVERLY - BELLA VISTA HOLDING, INC.
                            BEVERLY - MISSOURI VALLEY HOLDING, INC.
                            BEVERLY - RAPID CITY HOLDING, INC.
                            BEVERLY ENTERPRISES - CALIFORNIA INC.
                            BEVERLY ENTERPRISES - DELAWARE, INC.
                            BEVERLY ENTERPRISES - DISTRICT OF COLUMBIA, INC. BEVERLY ENTERPRISES - HAWAII, INC.
                            BEVERLY ENTERPRISES - OREGON, INC.
                            BEVERLY ENTERPRISES - TEXAS, INC.
                            BEVERLY ENTERPRISES INTERNATIONAL LIMITED
                            BEVERLY HEALTHCARE - CALIFORNIA, INC.
                            BEVERLY MANOR INC. OF HAWAII
                            BEVERLY SAVANA CAY MANOR, INC.
                            CERES STRATEGIES, INC.
                            EASTERN HOME HEALTH SUPPLY & EQUIPMENT CO., INC. HALLMARK CONVALESCENT HOMES, INC.
                            HOSPICE OF EASTERN CAROLINA, INC.
                            LIBERTY NURSING HOMES, INCORPORATED
                            PETERSEN HEALTH CARE, INC.
                            SOUTH ALABAMA NURSING HOME, INC.
                            SPECTRA HEALTHCARE ALLIANCE, INC.
                            TAR HEEL INFUSION COMPANY, INC.


                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                            CERES SELECT, LLC
                            CERES STRATEGIES MEDICAL SERVICES, LLC

                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                        AEDON STAFFING, LLC

                        By: SPECTRA HEALTHCARE ALLIANCE, INC., its sole
                            member

                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                        BEVERLY INDIANAPOLIS, LLC

                        By: BEVERLY HEALTHCARE LLC

                        By: BEVERLY ENTERPRISES - INDIANA, INC. its member

                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                        By: VANTAGE HEALTHCARE CORPORATION, its member

                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                        LARES CARE RESOURCE, LLC

                        By: BEVRD, LLC., its sole member

                        By: BEVERLY ENTERPRISES, INC., its sole member

                            By: /s/ DWIGHT KOURI
                                -----------------------------------------------
                                Name: Dwight Kouri
                                Title: Vice President

                                                                         Annex I
                                                                              to
                                              Guarantee and Collateral Agreement

                  ASSUMPTION AGREEMENT, dated as of ________________, 200__, made by ______________________________, a ______________ corporation (the
"Additional Grantor"), in favor of LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, Beverly Enterprises, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 22, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of October 22, 2003 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

                  WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                  WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                  NOW, THEREFORE, IT IS AGREED:

                  1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules [_________] to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

                  2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                            [ADDITIONAL GRANTOR]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                        Annex II
                                                                          to the
                                              Guarantee and Collateral Agreement

                                FORM OF GRANT OF
                      SECURITY INTEREST IN TRADEMARK RIGHTS

                  THIS GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS ("Agreement"), dated as of October 22, 2003 is made by [BEVERLY ENTERPRISES, INC.], a [Delaware] corporation (the "[Obligor/Borrower]"), in favor of LEHMAN COMMERCIAL PAPER INC., as Administrative Agent (the "Administrative Agent") for the several banks and other financial institutions (the "Lenders"), parties to the Credit Agreement, dated as of October 22, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among [the Borrower] [Beverly Enterprises, Inc., a Delaware corporation (the "Borrower")], the Lenders, the Administrative Agent, and the other Agents parties thereto. Capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans and other extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, in connection with the Credit Agreement, [the Obligor, the Borrower and certain other subsidiaries of the Borrower have / the Borrower and certain of its Subsidiaries have] executed and delivered a Guarantee and Collateral Agreement, dated as of October 22, 2003, in favor of the Administrative Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the "Guarantee and Collateral Agreement");

                  WHEREAS, pursuant to the Guarantee and Collateral Agreement, the [Obligor/Borrower] pledged and granted to the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties referred to therein a continuing security interest in all Intellectual Property, including the Trademarks; and

                  WHEREAS, the [Obligor/Borrower] has duly authorized the execution, delivery and performance of this Agreement;

                  NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Revolving Credit Lenders to make Revolving Credit Loans and other financial accommodations to the Borrower pursuant to the Credit Agreement, the [Obligor/Borrower] agrees, for the benefit of the Agents and the other Secured Parties, as follows:

                  SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Guarantee and Collateral Agreement.

                  SECTION 2. Grant of Security Interest. The [Obligor/Borrower] hereby pledges and grants a continuing security interest in, and a right of setoff against, and effective upon demand made upon the occurrence and during the continuance of an Event of Default assigns, transfers and conveys, the Trademarks (including, without limitation, those items listed on Schedule A hereto), to the Administrative Agent for the benefit of the Administrative Agent and the other Secured Parties to secure payment, performance and observance of [such obligor's] [the Borrower's] Secured Obligations.

                  SECTION 3. Purpose. This Agreement has been executed and delivered by the [Obligor/Borrower] for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Administrative Agent for the benefit of the Secured Parties in connection with the Guarantee and Collateral Agreement and is expressly subject to the terms and conditions thereof. The Guarantee and Collateral Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

                  SECTION 4. Acknowledgment. The [Obligor/Borrower] does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Trademarks granted hereby are more fully set forth in and the Guarantee and Collateral Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

                  SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                        [NAME OF OBLIGOR/BORROWER]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        LEHMAN COMMERCIAL PAPER INC., as
                                            Administrative Agent


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

STATE OF                            )
                                    ) ss
COUNTY OF                           )

                  On the ____ day of __________, 20__, before me personally came ___________________, who is personally known to me to be the ___________________
of [name of Obligor/name of Borrower], a [state] [form of entity]; who, being duly sworn, did depose and say that she/he is the _______________________in such [form of entity], the [form of entity] described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the [governing body of entity -- ie, Board of Directors] of such [form of entity]; and that she/he acknowledged said instrument to be the free act and deed of said [form of entity].

                                           -------------------------------------
                                           Notary Public

                                           (PLACE STAMP AND SEAL ABOVE)

STATE OF                            )
                                    ) ss
COUNTY OF                           )


                  On the ____ day of __________, 20__, before me personally came ___________________, who is personally known to me to be the ___________________
of Lehman Commercial Paper Inc., who, being duly sworn, did depose and say that she/he is the _______________________in such corporation, the corporation described in and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

                                           -------------------------------------
                                           Notary Public

                                           (PLACE STAMP AND SEAL ABOVE)

                                   SCHEDULE A

                 U.S. TRADEMARKS REGISTRATIONS AND APPLICATIONS

   TRADEMARK                       REGISTRATION OR SERIAL NUMBER
   ---------                       -----------------------------